Exhibit 2.1

AMENDMENT NO. 1 TO

AGREEMENT AND PLAN OF MERGER AND REORGANIZATION

This AMENDMENT NO. 1 TO AGREEMENT AND PLAN OF MERGER AND REORGANIZATION (this “Amendment”) is made and entered into as of June 24, 2010 by and among VaxGen, Inc. a Delaware corporation (“Parent”), Violet Acquisition Corporation, a Delaware corporation (“Merger Sub I”), Violet Acquisition LLC, a Delaware limited liability company (“Merger Sub II”), diaDexus, Inc., a Delaware corporation (“Company”), and John E. Hamer, as the “Company Stockholders’ Agent”.

RECITALS

A.           The parties hereto entered into an Agreement and Plan of Merger and Reorganization dated as of May 28, 2010 (the “Merger Agreement”), pursuant to which the parties have agreed to effect (1) a merger of Merger Sub I with and into Company (“Merger I”) in accordance with the Delaware General Corporation Law, and (2) immediately following the effectiveness of Merger I, a merger of Company with and into Merger Sub II in accordance with the Delaware Limited Liability Company Act (“Merger II,” and together with Merger I, the “Transaction”).  Upon consummation of the Transaction, Company will cease to exist and Merger Sub II will succeed to all of Company’s business, assets and liabilities.

B.           The parties hereto wish to amend the Merger Agreement for the limited purposes set forth herein.

C.           Pursuant to Section 9.2 of the Merger Agreement, the Merger Agreement may be amended by the parties hereto by action taken by or on behalf of their respective boards of directors or managers, as applicable, at any time, subject to certain exceptions, prior to the Effective Time of Merger I by an instrument executed by each of the parties to the Merger Agreement.

D.           The undersigned are each party to the Merger Agreement.

E.           Certain capitalized terms used in this Amendment but not otherwise defined herein shall have the meaning ascribed to them in the Merger Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

ARTICLE I
AMENDMENT OF MERGER AGREEMENT

1.1           Closing.  Section 1.1(c) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Closing. Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 7.1, and subject to the satisfaction or waiver of the conditions set forth in Article 6 (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of such conditions), the consummation of the Transaction will take place upon the later of (i) July 28, 2010 and (ii) as promptly as practicable (and in any event within two (2) business days) after satisfaction or waiver of the conditions set forth in Article 6 (the “Closing”), at the offices of Cooley LLP, 3175 Hanover Street, Palo Alto, CA 94304-1130, unless another date, time or place is agreed to in writing by the parties hereto (the “Closing Date”).”

1.2           Retention Bonus Plan.  The second sentence of Section 1.6(f) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“To the extent permitted by the Retention Bonus Plan, such payment shall be in the form of cash or Retention Bonus Shares, as determined by the administrator of the Retention Bonus Plan.”

The last sentence of Section 1.6(f) of the Merger Agreement is also hereby amended and restated in its entirety to read as follows:

“To the extent any cash is paid to a Retention Bonus Plan Participant who is receiving Retention Bonus Shares to satisfy such Retention Bonus Plan Participant’s tax withholding obligations, the number of Retention Bonus Shares issued to such participant shall be reduced by the number of Retention Bonus Shares calculated by multiplying the aggregate tax withholding rate used to calculate the Retention Bonus Plan Participant’s tax withholding obligation times the aggregate number of Retention Bonus Shares that otherwise would have been issuable to such Retention Bonus Plan Participant at the time such tax withholding obligation arose.  To the extent the administrator of the Retention Bonus Plan has determined to pay a Retention Bonus Plan Participant cash in lieu of any Retention Bonus Shares, such participant will receive an amount of cash equal to the number of Retention Bonus Shares allocated to such participant in Schedule 1.6(f) multiplied by the Charter Value.”

1.3           Legends.  A new clause (f) is hereby added to Section 1.8 of the Merger Agreement which shall read in its entirety as follows:

“Legend.  All certificates representing shares of Parent Common Stock issued pursuant to this Agreement shall have a restrictive legend in the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR QUALIFIED UNDER ANY APPLICABLE STATE SECURITIES LAWS (THE “STATE ACTS”), HAVE BEEN ACQUIRED FOR INVESTMENT AND MAY NOT BE SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND QUALIFICATION UNDER THE STATE ACTS OR EXEMPTIONS FROM SUCH REGISTRATION OR QUALIFICATION REQUIREMENTS (INCLUDING, IN THE CASE OF THE SECURITIES ACT, THE EXEMPTION AFFORDED BY RULE 144).  UNLESS WAIVED BY VAXGEN, INC., VAXGEN, INC. SHALL BE FURNISHED WITH AN OPINION OF COUNSEL OPINING AS TO THE AVAILABILITY OF EXEMPTIONS FROM SUCH REGISTRATION AND QUALIFICATION AS A PRECONDITION TO ANY SUCH TRANSFER.”

1.4           Authority of Company.  Section 2.4(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Body is required by or with respect to Company in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing of the Certificate of Merger I and Certificate of Merger II with the Secretary of State of the State of Delaware, (ii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S. federal and state securities laws and similar laws of any foreign country, and (iii) such other non-material consents, authorizations, filings, approvals and registrations.”

1.5           Information Statement Representation of Company.  Section 2.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Information Statement.  The information supplied by Company for inclusion in the Information Statement to be sent to the stockholders of Company in connection with the solicitation of approval of this Agreement, the Transaction and the transactions contemplated hereunder shall not, on the date the Information Statement is first mailed to Company’s stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consents which has become false or misleading.  If at any time prior to the Effective Time of Merger I, any event relating to Company or any of its Affiliates, officers or directors should be discovered by Company which should be set forth in an a supplement to the Information Statement, Company shall promptly inform Parent.  The delivery of the Information Statement to the stockholders of the Company and Retention Bonus Plan Participants shall satisfy all applicable information and disclosure requirements set forth in Rule 502 of Regulation D.  Notwithstanding the foregoing, Company makes no representation or warranty with respect to any information supplied by Parent which is contained in or omitted from any of the foregoing documents.”

1.6           Authority of Parent.  Section 3.4(b) of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Body is required by or with respect to Parent in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby, except for (i) the filing with the SEC of any outstanding periodic reports due under the Exchange Act, (ii) the filing of the Certificate of Merger I and Certificate of Merger II with the Secretary of State of the State of Delaware, (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings as may be required under applicable U.S. federal and state securities laws and similar laws of any foreign country, and (iv) such other non-material consents, authorizations, filings, approvals and registrations.”

1.7           Information Statement Representation of Parent.  Section 3.18 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Information Statement.  The information supplied by Parent for inclusion in the Information Statement to be sent to the stockholders of Company and the Retention Bonus Plan Participants in connection with the solicitation of approval of this Agreement, the Transaction and the transactions contemplated hereunder shall not, on the date the Information Statement is first mailed to Company’s stockholders contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of consents which has become false or misleading.  Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by Company which is contained in or omitted from any of the foregoing documents.”

1.8           Information Statement.  Section 5.1 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Information Statement.

(a)           Following the date of this Agreement, Company shall prepare, with the cooperation of Parent, an information statement for the holders of Company Capital Stock to approve this Agreement and the transactions contemplated hereby (the “Information Statement”).  The Information Statement shall constitute a disclosure document for the offer and issuance of the shares of Parent Common Stock pursuant to this Agreement.  Company and Parent shall each use commercially reasonable efforts to cause the Information Statement to comply with applicable federal and state securities laws requirements.  Each of Parent and Company agree to provide promptly to the other such information concerning its business and financial statements and affairs as, in the reasonable judgment of the providing party or its counsel, may be required or appropriate for inclusion in the Information Statement, or in any amendments or supplements thereto, and to cause its counsel and auditors to cooperate with the other’s counsel and auditors in the preparation of the Information Statement.  Company will promptly advise Parent, and Parent will promptly advise Company, in writing if at any time prior to the Effective Time of Merger I either shall obtain knowledge of any facts that might make it necessary or appropriate to amend or supplement the Information Statement in order to make the statements contained or incorporated by reference therein not misleading or to comply with applicable law.  Subject to Section 5.2(a)(ii), (A) the Information Statement shall include a statement to the effect that the board of directors of Company unanimously recommends that Company’s stockholders vote to adopt this Agreement (the unanimous recommendation of Company’s board of directors that Company’s stockholders vote to adopt this Agreement being referred to as the “Company Board Recommendation”); and (B) the Company Board Recommendation shall not be withdrawn or modified in a manner adverse to Parent, and no resolution by the board of directors of Company or any committee thereof to withdraw or modify the Company Board Recommendation in a manner adverse to Parent shall be adopted or proposed.  Company shall not include in the Information Statement any information with respect to Parent or its affiliates, the form and content of which information shall not have been approved by Parent prior to such inclusion.

(b)           Parent shall make all regulatory filings required to ensure that the Parent Common Stock to be issued in Merger I will (to the extent required) be exempt from registration or qualification under the securities law of every state of the United States in which any registered stockholder of Company and any Retention Bonus Plan Participant listed on Schedule 5.1(b) who receives Parent Common Stock in connection with this Merger Agreement (collectively, the “Investors”) has an address of record on the record date for determining the stockholders entitled to notice of and to vote on the adoption of this Agreement and the transactions contemplated hereunder; provided, however, that Parent shall not be required: (i) to qualify to do business as a foreign corporation in any jurisdiction in which it is not now qualified; or (ii) to file a general consent to service of process in any jurisdiction.

Schedule 5.1(b) shall be as set forth on Annex A hereto.

1.9           Company Stockholder Consent.  Section 5.2(a)(i) is hereby amended and restated in its entirety to read as follows:

“Prior to the Closing, Company will use its commercially reasonable efforts to solicit and obtain the Required Company Stockholder Vote by written consent with respect to the adoption of this Agreement and the approval of the Transaction and the transactions contemplated hereby, each in accordance with applicable Legal Requirements and its certificate of incorporation and bylaws (but in no event later than July 2, 2010).  Promptly following receipt of such approval (but in no event later than three business days following such receipt), Company will mail to each stockholder of Company entitled to appraisal rights a notice of such approval in accordance with the provisions of Section 262(d)(2) of the Delaware General Corporation Law.”

1.10         Accredited Investors.  Section 5.17 of the Merger Agreement is hereby amended and restated in its entirety to read as follows:

“Accredited Investors.  On or prior to the date that any shares of Parent Common Stock are to be issued by Parent to the Investors, each such Investor will deliver an investment representation statement in the form of Exhibit H.”

1.11           Permit; Compliance With §3(a)(10) of the Securities Act; Effectiveness of the Registration Statement.  Section 6.1(a) of the Merger Agreement is hereby amended and restated in its entirety to read as follows: “[Reserved].”

1.12           Blue Sky Laws.  Schedule 6.1(e) is hereby amended and restated as set forth on Annex B hereto.

1.13           Closing Deliverables.  A new clause (vi) is hereby added to Section 6.2(g) of the Merger Agreement which shall read in its entirety as follows:

“the investment representation statements described in Section 5.17 executed by each Investor.”

1.14           Termination; Stockholder Approval.  Section 7.1(d) is hereby amended and restated in its entirety to read as follows:

“by either Parent or Company, if the Required Company Stockholder Vote shall not have been obtained in accordance with Section 5.2(a)(i) by July 2, 2010 (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);”

1.15           Expenses; Termination Fees.  Section 7.3(a)(ii) is hereby amended and restated in its entirety to read as follows:

“Parent and Company shall share equally all fees and expenses, other than attorneys’ fees, incurred in connection with the filing, printing and mailing of the Information Statement and any amendments or supplements thereto.”

1.16           Deleted Definitions.  Each of the following definitions are hereby deleted from Exhibit A:

“California Commissioner”
“Permit Application”
“Registration Statement”
“Fairness Hearing”
“Fairness Approval”

1.17           New Definition.  The following definition is hereby added to Exhibit A:

Defined Word	Section of Agreement
“Investors”	Section 5.1(b)

1.18           Exhibit H.  A new Exhibit H is hereby added to the Merger Agreement which exhibit shall be as set forth in Annex C hereto.

ARTICLE II
ADDITIONAL PROVISIONS

2.1           Entire Agreement and Modification.  Without limiting any of the provisions of Section 9.5 of the Merger Agreement, the Merger Agreement, as amended by this Amendment,  constitutes the entire agreement among the parties with respect to the subject matter hereof and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.  Except as expressly amended by this Amendment, the terms and conditions of the Merger Agreement remain in full force and effect.

2.2           Counterparts. This Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts and by facsimile or electronic (i.e, PDF) transmission, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

2.3           Headings. The Section headings contained in this Amendment are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Amendment.

2.4           Severability.  If any term or other provision of this Amendment is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party.  Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Amendment so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their duly authorized respective officers as of the date first written above.

VAXGEN, INC.

By:	/s/ James P. Panek
James P. Panek
President

VIOLET ACQUISITION CORPORATION

By:	s/ James P. Panek
James P. Panek
President

VIOLET ACQUISITION LLC

By:	VaxGen, Inc.
Its:	Sole Member

By:	s/ James Panek
James Panek
President

[Signature Page to Amendment No. 1 to
Agreement and Plan of Merger and Reorganization]

DIADEXUS, INC.

By:	/s/ Patrick Plewman
Patrick Plewman
President & Chief Executive Officer

[Signature Page to Amendment No. 1 to
Agreement and Plan of Merger and Reorganization]

JOHN E. HAMER,
as Company Stockholders’ Agent

/s/ John E. Hamer

[Signature Page to Amendment No. 1 to
Agreement and Plan of Merger and Reorganization]